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                                                                    EXHIBIT 23.4


                                    CONSENT


Board of Directors and Shareholders
Forest Oil Corporation:

We hereby consent to the reference to our firm as experts under the heading "Reservoir Engineers" in the Registration Statement on Form S-4 and to the inclusion of our name and reference to our report under the heading "Summary Reserve and Operating Data" in the Registration Statement.



                                            Fekete Associates Inc.
                                            Oil and Gas Reservoir Engineers


Calgary, Alberta
October 31, 1997


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